CONFIRMING STATEMENT
	This Statement confirms that the undersigned, Trevor P. Bond has authorized and designated each of Susan Hyde, James Fitzgerald, and Samuel Hood, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of W. P. Carey & Co.
LLC, Corporate Property Associates 12, Incorporated, Corporate Property
Associates 14, Incorporated, Corporate Property Associates 15, Incorporated, and
Corporate Property Associates 16, Incorporated.  The authority of Susan Hyde,
James Fitzgerald, and Samuel Hood, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of W. P. Carey & Co.
LLC, Corporate Property Associates 12, Incorporated, Corporate Property
Associates 14, Incorporated, Corporate Property Associates 15, Incorporated, and
Corporate Property Associates 16, Incorporated, unless earlier revoked in writing.  The undersigned acknowledges Susan Hyde, James Fitzgerald, and Samuel
Hood are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

/s/ Trevor P. Bond
Signature


Trevor P. Bond
Print Name


February 24, 2005
Date